UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2016

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 1, 2016, the sole shareholders of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the "Companies") appointed and elected Etienne Middleton to the Boards of Directors of the Companies (the “Boards”). Mr. Middleton was appointed to replace Daniel Fetter, who resigned from the Boards effective the same day. Mr. Middleton will serve on the Puget Energy, Inc. Compensation and Leadership Development Committee, the Puget Energy, Inc. and Puget Sound Energy, Inc. Asset Management Committees and the Puget Energy, Inc. Securities Pricing Committee.

Mr. Middleton is currently the Senior Principal, Private Infrastructure with Canada Pension Plan Investment Board (“CPPIB”), which position he has held since April 2013. Prior to that, Mr. Middleton served as both a Principal (from April 2010 to April 2013) and as a Senior Associate (from April 2009 to April 2010) at CPPIB. Mr. Middleton also currently serves on the board of directors of Transelec S.A., a transmission provider in Chile, as well as Grupo Costanesa SpA, a Chilean toll road operator.

Mr. Middleton was selected by CPPIB and pursuant to the Amended and Restated Bylaws of each of the Companies, will serve as an Owner Director on their respective Boards of Directors. Mr. Middleton will not receive any director compensation from the Companies for his service as an Owner Director on the Boards, but will be reimbursed for out-of-pocket expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: March 3, 2016	By:/s/ Michael J. Stranik
Michael J. Stranik Controller and Principal Accounting Officer